As filed with the Securities and Exchange Commission on February 18, 1994.
                                                    Registration No. 33-52297
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM S-1/A
                                Amendment No. 1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               TEREX CORPORATION
            (Exact name of Registrant as specified in its charter)

         Delaware                3550                   34-1531521
(State or other      (Primary standard industrial    (I.R.S. employer
jurisdiction of      classification code number)   identification no.)
incorporation or
organization)

                              500 Post Road East
                         Westport, Connecticut  06880
                                (203) 222-7008
             (Address, including zip code, and telephone number,
       including area code, of Registrants' principal executive offices)

                           Marvin B. Rosenberg, Esq.
                               TEREX CORPORATION
                              500 Post Road East
                         Westport, Connecticut  06880
                                (203) 222-7170
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies To:

Robinson Silverman Pearce               Skadden, Arps, Slate, Meagher & Flom
     Aronsohn & Berman                  300 South Grand Avenue
1290 Avenue of the Americas             Los Angeles, California  90071
New York, New York  10104               Attention:  Michael A. Woronoff, Esq.
Attention:  Stuart A. Gordon, Esq.
            Eric I Cohen, Esq.


Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box: x

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The Registrant, Terex Corporation ("Terex" or the "Company") hereby amends the following items of its Registration Statement on Form S-1, Registration No. 33-52297, as set forth on the following pages. The information set forth herein was omitted in error from the original electronic S-1 filing which was effected by direct transmission to the Commission's EDGAR system on February 16, 1994.


PART II

Item 16   Exhibits and Financial Statement Schedules

     (a)  Exhibits (Index)
          Exhibit 21.1  Subsidiaries of Terex Corporation

     (b)  Financial Statement Schedules (Index)

Item 17      Undertakings

SIGNATURES

POWER OF ATTORNEY




                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on February 18, 1994.


                                               TEREX CORPORATION


                                               By:  /s/ Randolph W. Lenz
                                                  Randolph W. Lenz
                                                  Chairman of the Board
                                                  and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated.

NAME                          TITLE                         DATE

/s/ Randolph W. Lenz          Chairman of the Board,        February 18, 1994
Randolph W. Lenz              Chief Executive Officer
                              and Director
                              (Principal Executive Officer)

/s/ Ronald M. DeFeo           President, Chief Operating    February 18, 1994
Ronald M. DeFeo               Officer and Director

/s/ Ralph T. Brandifino       Senior Vice President and     February 18, 1994
Ralph T. Brandifino           Chief Financial Officer
                              (Principal Financial Officer)

/s/ Richard L. Evans          Controller                    February 18, 1994
Richard L. Evans              (Principal Accounting Officer)

/s/ Marvin B. Rosenberg       Senior Vice President,        February 18, 1994
Marvin B. Rosenberg           General Counsel, Secretary
                              and Director

/s/ Marvin B. Rosenberg *     Director                      February 18, 1994
Adam E. Wolf

/s/ Marvin B. Rosenberg *     Director                      February 18, 1994
David A. Sachs

/s/ Marvin B. Rosenberg *     Director                      February 18, 1994
G. Chris Andersen

/s/ Marvin B. Rosenberg *     Director                      February 18, 1994
Bruce I. Raben


* As attorney-in-fact and agent.